                                                                    Exhibit 20.2

                     Partners First Credit Card Master Trust
                             Monthly Trust Activity

A. Trust Level Activity
        Number of Days in Monthly Period                                                                           30
        Beginning Principal Receivables Balance                                                      1,418,844,917.48
        Beginning Special Funding Account Balance                                                                0.00
        Beginning Principal Receivables + SFA Balance                                                1,418,844,917.48
        Beginning Finance Charge Receivables                                                            40,752,924.65
        Beginning Total Receivables                                                                  1,459,597,842.13
        Special Funding Account Earnings                                                                         0.00
        Finance Charge Collections                                                                      17,144,947.28
        Interest/Fee Reversals (Wachovia accounts only)                                                          0.00
        Interchange Collections                                                                          3,481,232.63
        Collection Account Investment Proceeds                                                                   0.00
        Recoveries treated as Finance Charge Collections                                                         0.00
        Total Finance Charge Receivables Collections                                                    20,626,179.91
        Principal Receivables Collections                                                              111,543,779.51
        Recoveries treated as Principal Collections                                                        859,559.49
        Total Principal Receivables Collections                                                        112,403,339.00
        Monthly Payment Rate (Principal plus Interest divided by Beg. Total Receivables)                        8.82%
        Defaulted Amount (Net of Recoveries)                                                            10,450,353.99
        Annualized Default Rate                                                                                 8.84%
        Trust Gross Yield                                                                                      17.44%
        Aggregate Account Addition or Removal (Y/N)?                                                                N
        Date of Addition/Removal                                                                                  N/A
        Principal Receivables at the end of the day of Addition/Removal                                           N/A
        SFA Balance at the end of the day of Addition/Removal                                                     N/A
        Principal Receivables + SFA Balance at the end of the day of Addition/Removal                             N/A
        Ending Principal Receivables Balance                                                         1,406,943,421.65
        Ending Special Funding Account (SFA) Balance                                                             0.00
        Ending Principal Receivables + SFA Balance                                                   1,406,943,421.65
        Ending Finance Charge Receivables                                                               41,436,313.95
        Ending Total Receivables                                                                     1,448,379,735.60
        Required Minimum Principal Balance (as of month end)                                           750,000,000.00

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

                     Partners First Credit Card Master Trust
                             Monthly Trust Activity

B. Series Allocations

                                                                     Total                          1998-3
        Group                                                                                         1
        Class A Initial Invested Amount                                   528,000,000.00               528,000,000.00
        Class B Initial Invested Amount                                   113,000,000.00               113,000,000.00
        Collateral Initial Invested Amount                                 67,000,000.00                67,000,000.00
        Class D Initial Invested Amount                                    42,000,000.00                42,000,000.00
        Total Initial Invested Amount                                     750,000,000.00               750,000,000.00
        Required Transferor Amount (per definition)                        52,500,000.00                52,500,000.00
        Initial Invested Amount + Req Transf Amount                       802,500,000.00               802,500,000.00
        Series Allocation Percentage                                             100.00%                      100.00%
        Series Allocable Finance Charge Collections                        20,626,179.91                20,626,179.91
        Series Allocable Principal Collections                            112,403,339.00               112,403,339.00
        Series Allocable Defaulted Amounts                                 10,450,353.99                10,450,353.99
        Series Allocable Servicing Fee                                      1,250,000.00                 1,250,000.00
        In Revolving Period?                                                                                        N
        Available for Principal Sharing Series                             11,523,672.21                11,523,672.21
        Principal Shortfall                                                         0.00                         0.00
        Allocation of Shared Principal Collections                                  0.00                         0.00
        Available for Excess Allocation Series                              2,989,428.03                 2,989,428.03
        Finance Charge Shortfall                                                    0.00                         0.00
        Allocation of Excess Finance Charge Collections                             0.00                         0.00

B. Series Allocations

        Amounts Due                                                                                 1998-3
                          Transferor's Percentage                                                              47.14%
                          Principal Allocation Percentage                                                      52.86%
                          Principal Collections                                                         59,416,292.23
                          Floating Allocation Percentage                                                       52.86%
                          Class A Certificate Rate                                                           1.97000%
                          Class B Certificate Rate                                                           2.20000%
                          CIA Certificate Rate                                                               2.81500%
                          CIA Secured Loan Spread Rate                                                       2.56500%
                          Class D Certificate Rate                                                           0.00000%
                          Class A Interest                                                                 809,013.33
                          Class B Interest                                                                 193,355.56
                          Collateral Monthly Interest                                                      146,692.78
                          Class D Interest                                                                       0.00
                          Investor Monthly Interest                                                      1,149,061.67
                          Investor Default Amount (Net of Recoveries)                                    5,524,046.64
                          Interchange Collections                                                        1,840,176.07
                          0.75% of Interchange                                                             468,750.00
                          Servicer Interchange                                                             468,750.00
                          Monthly Servicing Fee (Before Adjustments)                                     1,250,000.00
                              Interchange Adjustment                                                             0.00
                              SFA Adjustment                                                                     0.00
                              Previous Period Adjustment                                                         0.00
                          Total Monthly Servicing Fee (After all adjustments)                            1,250,000.00

C. Calculation of Redirected Investor Finance Charge Collections ("Socialism")
                                                                    Group I                         1998-3
        Beginning Invested Amount (Month)                                 750,000,000.00               750,000,000.00
        Finance Charge Collections                                         10,902,978.01                10,902,978.01
        Reserve Account Interest                                                4,243.00                     4,243.00
        PFA Proceeds                                                                0.00                         0.00
        Total Finance Charge Collections                                   10,907,221.01                10,907,221.01
        Investor Monthly Interest                                           1,149,061.67                 1,149,061.67
        Investor Default Amount                                             5,524,046.64                 5,524,046.64
        Monthly Servicing Fee                                               1,250,000.00                 1,250,000.00
        Additional Amounts                                                          0.00                         0.00
        Total Amount Due                                                    7,923,108.31                 7,923,108.31
        Group Excess?                                                                  Y
        Amount per 4.10(A)                                                                               1,149,061.67
        Amount per 4.10(B)          used in a                                                            5,524,046.64
        Amount per 4.10(C)   shortfall scenario only                                                     1,250,000.00
        Amount per 4.10(D)                                                                                       0.00
        Redirected Finance Charge Collections                              10,907,221.01                10,907,221.01
        Amount of funds redistributed per 4.10                                                                   0.00
        Redirected Finance Charge Collections - PFA Proceeds (Class A available funds)                  10,907,221.01

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

                     Partners First Credit Card Master Trust
                             Monthly Trust Activity

D. Trust Performance

        30-59 Days Delinquent                                              23,387,680.59                        1.66%
        60-89 Days Delinquent                                              16,267,035.34                        1.16%
        90+ Days Delinquent                                                31,741,970.39                        2.26%
        Total 30+ Days Delinquent                                          71,396,686.32                        5.08%





        First USA Bank, N.A.
        as Servicer

        by: /s/ Michael J. Grubb
           ------------------------
        Name: Michael J. Grubb
        Title: First Vice President

                                     Page 3